SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)               July 22, 1999
                                                --------------------------------


                                AUTHORISZOR INC.
               (Exact name of registrant as specified in charter)



          DELAWARE                    33-28562                   75-2661571
     (State or other          (Commission File Number)          (IRS Employer
     jurisdiction of                                         Identification No.)
     Incorporation)


                                8201 PRESTON ROAD
                                    SUITE 600
                               DALLAS, TEXAS 73225
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:            (214) 890-8065
                                                   -----------------------------



                             TOUCAN GOLD CORPORATION
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS
         ------------

         Effective August 25, 1999 the Company changed its name from Toucan Gold Corporation to Authoriszor Inc. Effective August 26, 1999, the trading symbol for the Company's common stock on the OTC Bulletin Board was changed to AUOR.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

         (a)      Financial Statements of businesses acquired


                                                       INDEX
                                                       -----
                                                                                                               Page
                                                                                                               ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..............................................................F-1

BALANCE SHEET...................................................................................................F-2

STATEMENTS OF OPERATIONS........................................................................................F-3

STATEMENT OF STOCKHOLDERS' EQUITY ..............................................................................F-4

STATEMENTS OF CASH FLOWS........................................................................................F-5

NOTES TO FINANCIAL STATEMENTS...................................................................................F-6

         (b)      Pro Forma Financial Information
                           Not Applicable

         (c)      Exhibits
                           Not Applicable


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Authoriszor Limited


We have audited the accompanying balance sheet of Authoriszor Limited (a development stage enterprise) as of June 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the year ended June 30, 1999 and for the period January 15, 1997 (date of inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Authoriszor Limited as of June 30, 1999 and the results of its operations and its cash flows for the year ended June 30, 1999 and for the period January 15, 1997 (date of inception) to June 30, 1998 in conformity with generally accepted accounting principles in the United States of America.



GRANT THORNTON
Leeds, England

November 10, 1999

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)




BALANCE SHEET


                                                                                                        Proforma
                                                                                                          giving
                                                                                                      effect for
                                                                                                recapitalization
                                                                              June 30.             June 30, 1999
                                                                                  1999               (unaudited)
                                                                                     $                         $
ASSETS
CURRENT ASSETS

Cash and cash equivalents                                                         698                    1,409
Receivables and other assets (Note D)                                           2,498                1,026,698

                                                                           ----------               ----------
TOTAL CURRENT ASSETS                                                            3,196                1,028,107

Non-current receivable (Note D)                                                     -                  718,900

Office equipment, furniture and fixtures                                       31,633                   31,633
Less accumulated depreciation                                                  10,039                   10,039
                                                                           ----------               ----------
                                                                               21,594                   21,594
Investment in subsidiary (Note E)                                                   -                1,707,398
                                                                           ----------               ----------
                                                                               24,790                3,475,999
                                                                           ==========               ==========
LIABILITIES

CURRENT LIABILITIES
Accounts payable                                                               92,770                  162,770
Accrued liabilities                                                             7,900                  157,107
                                                                           ----------               ----------
TOTAL CURRENT LIABILITIES                                                     100,670                  319,877

STOCKHOLDERS' EQUITY
Ordinary shares, $.15 par value per share; authorized - 1,000,000 -
allotted called up and fully paid 60 shares                                         9                  137,658
Additional paid-in capital                                                          -                3,094,344
Accumulated other comprehensive income                                          2,846                    2,846
Accumulated deficit during the development stage                              (78,735)                 (78,735)
                                                                           ----------               ----------
                                                                              (75,880)               3,156,113

                                                                               24,790                3,475,999
                                                                           ==========               ==========


The accompanying notes are an integral part of this statement.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)


STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED



                                                               Jan 15, 1997           Jan 15, 1997
                                                                   (date of               (date of
                                                              inception) to          inception) to
                                                              June 30, 1999          June 30, 1998           June 30, 1999
                                                                          $                      $                       $
Net Sales                                                           37,001                  3,290                  33,711
Cost of sales                                                       10,559                      -                  10,559
                                                               -----------            -----------             -----------
GROSS PROFIT                                                        26,442                  3,290                  23,152
Administrative expenses                                            105,177                 32,394                  72,783
                                                               -----------            -----------             -----------
Operating loss                                                     (78,735)               (29,104)                (49,631)
Income taxes                                                             -                      -                       -
                                                               -----------            -----------             -----------
NET LOSS                                                           (78,735)               (29,104)                (49,631)
                                                               ===========            ===========             ===========
Proforma weighted average shares outstanding:
Basic and Diluted                                                4,680,375              4,680,375               4,680,375
                                                               ===========            ===========             ===========
Proforma net loss per common share:
Basic and Diluted                                                    (0.02)                 (0.01)                  (0.01)
                                                               ===========            ===========             ===========


The accompanying notes are an integral part of these statements.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)


STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED


                                                                                                   Accumulated
                                        Preferred Stock    Common Stock                                other
                                                                            Additional                compre-           Compre-
                                                                              paid-in    Accumulated  hensive           hensive
                                        Shares   Amount   Shares   Amount     Capital      deficit     income   Total   Income
                                             $        $        $        $            $             $          $     $         $
Shares issued:
January 1997, 60 shares in exchange
 for $9.00                                  -        -         60       9           -             -      -         9

Comprehensive income:
     Foreign currency translation
      adjustment                                                                                     2,846     2,846         2,846
     Net loss during the period             -        -          -       -           -       (78,735)     -   (78,735)      (78,735)
                                      -------   ------ ---------- -------   ---------       -------  ----- ---------       -------
     Total comprehensive income                                                                                            (75,889)
                                                                                                                           =======
                                      -------   ------ ---------- -------   ---------       -------  ----- ----------

     Balance at June 30, 1999               -        -         60       9           -       (78,735) 2,846   (75,880)
                                      -------   ------ ---------- -------   ---------       -------  ----- ---------


PROFORMA GIVING EFFECT FOR
 RECAPITALIZATION

Reclassification of common stock            -        -        (60)     (9)          -             -      -        (9)

Issuance of $.01 par value per
 share common stock in connection
 with recapitalization                      -        - 13,765,808 137,658   3,094,344             -      - 3,232,002
                                      -------   ------ ---------- -------   ---------       -------  ----- ---------


Balance at June 30, 1999 (unaudited)        -        - 13,765,808 137,658   3,094,344       (78,735) 2,846 3,156,113
                                      =======   ====== ========== =======   =========       =======  ===== =========


The accompanying notes are an integral part of this statement.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)


STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED




                                                                                Jan 15, 1997   Jan 15, 1997
                                                                                   (date of       (date of
                                                                                inception) to  inception) to
                                                                                June 30, 1999  June 30, 1998          June 30, 1999
                                                                                            $              $                      $
Net cash flows provided by operating activities
     Net loss during the period                                                      (78,735)       (29,104)               (49,631)
Adjustments to reconcile net loss to net cash
provided by operating activities:
         Depreciation                                                                 10,395            260                 10,135
         Accounts receivable                                                          (2,588)          (416)                (2,172)
         Accounts payable                                                             96,224         31,283                 64,941
         Accrued liabilities                                                           8,196          2,961                  5,235
                                                                                -------------  -------------          -------------
Net cash provided by operating activities                                             33,492          4,984                 28,508

Net cash flows used in investing activities-acquisitions of                          (32,775)        (4,376)               (28,399)
equipment

Net cash flows provided by investing activities-                                           9              9                      -
proceeds from issuance of stock

Effect of exchange rate changes on cash                                                  (28)             -                    (28)
                                                                                -------------  -------------          -------------
Net increase in cash                                                                     698            617                     81

Cash at beginning of period                                                                -              -                    617
                                                                                -------------  -------------          -------------
Cash at end of period                                                                    698            617                    698
                                                                                =============  =============          =============
Supplemental  disclosure of cash flow  information:
Cash paid during the period for:
Interest                                                                                   -              -                     -
Income taxes                                                                               -              -                     -


The accompanying notes are an integral part of these statements.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

NOTE A -  COMPANY DESCRIPTION

Authoriszor Limited (the Company) was incorporated pursuant to English Law under the name ITIS Technologies Limited in January 1997. The Company develops and sells an Internet, extranet and intranet security solution that has been
designed  to  manage  identity,   access  security,   usage  and   functionality
characteristics   of  Wide  Area  Networks   accessed  through   World-Wide  Web
technology.

NOTE B - RECAPITALIZATION OF SHARES

On July 22, 1999, Toucan Gold Corporation (a public enterprise incorporated under the laws of the State of Delaware, United States of America, in July 1996) (Toucan) acquired all of the outstanding shares of the Company in exchange for restricted shares of common stock of Toucan (the Exchange) pursuant to a Share Exchange Agreement between Toucan and the Company. Toucan exchanged 4,680,375 shares of common stock for all of the Company's issued and outstanding shares of common stock. At June 30, 1999, Toucan had disposed of all of its operations. For accounting purposes, the Exchange has been treated as a recapitalization of the Company. The accompanying financial statements are those of Authoriszor Limited for all periods presented. A proforma balance sheet giving effect for the recapitalization has been presented with retroactive application to June 30, 1999. In connection with the Exchange, James L. Jackson and David R. Wray became directors of Toucan. Also, Toucan changed its name to Authoriszor Inc. Immediately after the Exchange, the Company's former shareholders owned approximately 34% of the outstanding common stock of Toucan.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1    DEVELOPMENT STAGE COMPANY

     The Company (a development stage company) is in the development stage as defined by Statement of Financial Accounting Standard No. 7, "Accounting and Reporting by Development Stage Enterprises" (SFAS No. 7).

2    REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2 "Software Revenue Recognition" (SOP 97-2) issued by the American Institution of Certified Public Accountants ("AICPA"). Fees for services and maintenance are generally charged to customers separately from the license of software. Revenues from license fees

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


     are recognized upon product shipment when fees are fixed, collectability is probable and the Company has no significant obligations remaining under the licensing agreement. In instances where a significant vendor obligation exists, revenue recognition is delayed until such obligation has been satisfied.

     For those licence agreements which provide the customers the right to multiple copies in exchange for guaranteed amounts (including non refundable advance royalties), license revenues are recognized at delivery of the product master or the first copy. Per copy royalties on sales which exceed the guarantee are recognized as earned.

     Services revenue consists of training and consulting for which revenue is recognized when the services are performed. Maintenance revenue consists of ongoing support and maintenance and product updates for which revenue is deferred and recognized ratably over the term of the contract, normally twelve months.

     In December 1998, the AICPA issued Statement of Position 98-9 "Modification of SOP 97- 2, Software Revenue Recognition, With Respect to Certain Transactions" (SOP 98-9). SOP 98-9 amends SOP 97-2 to require recognition of revenue using the residual method for certain multiple-element arrangement transactions entered into in fiscal years beginning after March 15, 1999.

     The Company is currently assessing the effects of complying with SOP 98-9, and has not yet made a determination of the impact, if any, on its financial position or results of operations.

3    SOFTWARE DEVELOPMENT COSTS

     Software development costs are included in research and development and are expensed as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" (SFAS No. 86) requires the capitalization of certain software development costs once technological feasibility is established, which the Company defines as establishment of a working model. The working model criteria used as the Company's process of creating software (including enhancements) does not include a detailed program design. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


4    OFFICE EQUIPMENT, FURNITURE AND FIXTURES

     Office equipment, furniture and fixtures are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives. The straight line method of depreciation is followed for financial reporting purposes. The useful life is as follows:

                                                       YEARS
                                                       -----
     Office equipment, furniture and fixtures           3-10

     Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations.

5    CASH

     For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

6    INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

7    USE OF ESTIMATES IN FINANCIAL STATEMENTS

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


8    NET LOSS PER SHARE

     The Company's proforma net loss per share amount has been computed by dividing net loss by the number of shares (4,680,375) issued by Toucan on July 22, 1999, for the acquisition of all of the Company's issued and outstanding shares, with retroactive application to all periods presented. For periods subsequent to July 22, 1999, the weighted average shares outstanding will include also the outstanding shares of Toucan (9,085,433) held by the pre- merger Toucan shareholders. No common stock equivalents were included in the computation of diluted net earnings per share.

9    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consists of cash, trade receivables, trade payables and accrued liabilities. The carrying amount of these instruments approximate the fair values because of their short maturity.

10   FOREIGN CURRENCY TRANSLATION

     The functional currency of the Company is the British pound sterling. The financial statements are presented in US dollars using the principles set out in Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" (SFAS No. 52). Assets and liabilities are translated at the rate of exchange in effect at the close of the period. Revenues and expenses are translated at the weighted average of exchange rates in effect during the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into US dollars are included as part of the accumulated other comprehensive income component of stockholders' equity.

11   NEW ACCOUNTING STANDARDS

     In June 1998, the FASB issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently assessing the effects of adopting SFAS No.133, and has not yet made a determination of the impact on its financial position

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


     or results of operations. SFAS No. 133 will be effective for the Company's first quarter of fiscal year 2001.

NOTE D - SALE OF MINERAL RIGHTS

On June 30, 1999, Minmet PLC (Minmet), an Irish publicly-traded company, exercised its options to purchase (1) all of the outstanding capital stock of Mineradora de Bauxita Ltd. (MBL), a Brazilian company and a wholly-owned subsidiary of Toucan Mining Limited (TML) which is a wholly-owned subsidiary of Toucan Gold Corporation (Toucan) and (2) debt in the amount of $1,000,000 plus interest owed by MBL to Toucan. The aggregate exercise price of the options was $3,400,000 consisting of 25 million Minmet ordinary shares, $250,000 in cash, and warrants to purchase 7.7 million shares of Minmet at (pound) .08 per share. The closing market price of Minmet shares at June 30, 1999 was (pound) .0825 per share ($.13 at the then exchange rate). For accounting purposes, Toucan has valued the Minmet shares at (pound) .07 ($.1106) per share, which is a discount from market because of restrictions agreed to by Toucan on their sale. The warrants were valued at $385,000.

At June 30, 1999 the amounts due to Toucan from Minmet are reflected on the proforma balance sheet giving effect for the recapitalization as a receivable. A portion of the consideration due from Minmet is owed to TML. In July 1999, Minmet paid to Toucan and TML the entire amount of consideration due.

NOTE E - SPIN-OFF OF SUBSIDIARY OF TOUCAN GOLD CORPORATION

On July 16, 1999, the Board of Directors of Toucan approved the spin-off of all of the outstanding common shares of TML to the shareholders of Toucan. Record date for the spin-off is to be determined by the Board. Accordingly, in the proforma balance sheet giving effect for the recapitalization at June 30, 1999, TML has been deconsolidated from Toucan and is reflected as a non-current asset. Also, the name of TML was changed to Toucan Mining Plc. At June 30, 1999 the assets of TML consisted of cash of $498, a receivable from Minmet of $1,656,900 and mineral rights in the amount of $50,000. The receivable represents the portion of the sale proceeds due to TML (Note D) and consists of the warrants to purchase 7.7 million Minmet share, valued at $385,000, and 11.5 million Minmet share valued at $1,271,900.

NOTE F - INCOME TAXES

The Company has adopted the provisions of Statement of Financial Accounting Standards No 109 "Accounting for Income Taxes". Accordingly, a deferred tax liability or deferred tax asset (benefit) is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between pre-tax financial and taxable income.

AUTHORISZOR LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS


Deferred tax benefits are recorded only to the extent that the amount of net deductible temporary differences or carry forward attributes may be utilized against current period earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. Deferred tax liabilities are provided for on differences between amounts reported for financial and tax basis accounting.

At June 30, 1999 and June 30, 1998, due to the company's cumulative losses since
inception,   a  loss  carry  forward  of   approximately   $78,000  and  $29,000
respectively, may be utilized in the future for an indefinite period.

A net deferred tax asset resulting from the loss carry forward has been offset by a valuation allowance of an equal amount at June 30, 1999 due to the uncertainty of realizing the net deferred tax asset through future operations. The valuation allowance was approximately $15,600. The effective tax rate differs from the statutory rate as a result of the valuation allowance. Gross deferred tax liabilities were immaterial.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AUTHORISZOR INC.
                                            (Registrant)



Date: November 16, 1999                     By:    /s/ Robert P. Jeffcock
                                                   -----------------------------
                                                   Robert P. Jeffcock
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)



Date: November 16, 1999                     By:    /s/ Robert A. Pearce
                                                   -----------------------------
                                                   Robert A. Pearce
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)




                                        3